Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the estimated effects of the Transtar acquisition and the funding of the Bridge Loans in connection therewith (the “Transactions”). It sets forth:

•
The historical condensed consolidated financial information of FTAI as of and for the six months ended June 30, 2021 (unaudited), derived from FTAI’s unaudited consolidated financial statements; and for the year ended December 31, 2020, derived from FTAI’s audited consolidated financial statements;

•
The historical condensed consolidated financial information of Transtar as of and for the six months ended June 30, 2021 (unaudited), derived from Transtar’s unaudited consolidated financial statements; and for the year ended December 31, 2020, derived from Transtar’s audited consolidated financial statements;

•
Pro forma adjustments to give effect to FTAI’s acquisition of Transtar and the related Bridge Loans used to finance the acquisition, on FTAI’s consolidated balance sheet as of June 30, 2021, as if the Transactions closed on June 30, 2021; and

•
Pro forma adjustments to give effect to FTAI’s acquisition of Transtar and the related Bridge Loans used to finance the acquisition, on FTAI’s consolidated statements of operations for the year ended December 31, 2020 and six months ended June 30, 2021, as if the Transactions closed on January 1, 2020.

This unaudited pro forma condensed combined financial information should be read in conjunction with:

•	FTAI’s audited consolidated financial statements and the related notes thereto for the year ended December 31, 2020 included in FTAI’s Annual Report on Form 10-K for the year ended December 31, 2020;

•
FTAI’s unaudited consolidated financial statements and the related notes thereto as of and for the six months ended June 30, 2021 included in FTAI’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021;

•
Transtar’s audited consolidated financial statements and the related notes thereto for the year ended December 31, 2020 and unaudited consolidated financial statements as of and for the six months ended June 30, 2021, filed herewith; and,

•	The accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared from the respective historical consolidated financial information of FTAI and Transtar, and reflects adjustments to the historical information in accordance with Article 11, “Pro Forma Financial Information”, under Regulation S-X of the Exchange Act, (“Article 11”). The following unaudited pro forma condensed combined financial information primarily gives effect to:

•	application of the acquisition method of accounting in connection with the Transtar acquisition;

•	adjustments to reflect the Bridge Loans incurred to finance the Transtar acquisition; and

•	transaction costs incurred in connection with the Transtar acquisition.

Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), requires, among other things, that under the acquisition method most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. The acquisition method of accounting uses fair value concepts as defined by ASC Topic 820, Fair Value Measurement (“ASC 820”). ASC 820 defines the term “fair value” as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date”. As such, many of these fair value measurements require significant management judgment, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.  For additional information, see the section entitled “Notes to Unaudited Pro Forma Condensed Combined Financial Information— Note 3: Preliminary estimated purchase consideration and purchase price allocation.”

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 includes adjustments which depict the accounting for the Transactions required by GAAP regardless of whether they are expected to have a continuing impact on the combined company’s results or are non-recurring. Under ASC 805, acquisition-related transaction costs are not included as a component of consideration transferred but are accounted for as expenses in the period in which the costs are incurred. Total acquisition-related transaction costs (excluding financing fees) are estimated to be approximately $8.7 million, of which $5.9 million has been incurred as of June 30, 2021.

The allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based on preliminary estimates and assumptions. These preliminary estimates and assumptions are subject to change. FTAI has not completed certain detailed valuation studies necessary to determine the fair value of Transtar’s assets acquired and liabilities assumed and the related purchase price allocation. The final purchase price allocation determination will be based on the identification of Transtar’s assets acquired and liabilities assumed and their respective assigned fair values as of the effective time of the acquisition.

As allowed under GAAP, FTAI has estimated the preliminary fair value of Transtar’s assets and liabilities based on discussions with Transtar’s management, valuation studies performed by an independent third-party valuation firm and financial due diligence. The final purchase accounting adjustments may be materially different from the preliminary unaudited adjustments presented herein.

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by FTAI.  FTAI believes these accounting policies are similar in material respects to those of Transtar.  Certain reclassifications have been made to conform the presentation of Transtar’s financial information to that of FTAI. A reconciliation of these reclassifications is provided in the notes to the unaudited pro forma condensed combined financial information.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
UNUADITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021
(in thousands)

	FTAI	Transtar, as Reclassified	Financing Adjustments (Note 4)	Notes	Acquisition Adjustments (Note 5)	Notes	Pro Forma Combined
Assets
Cash and cash equivalents	$105,244	$433	$632,325	(a)	$(638,383)	(a)	$99,619
Restricted cash	38,001	-	-		-		38,001
Accounts receivable, net	175,827	20,693	-		(16)	(b)	196,504
Leasing equipment, net	1,656,702	-	-		-		1,656,702
Operating lease right-of-use assets, net	64,541	11,722	-		(23)	(c)	76,240
Finance leases, net	13,124	2,270	-		95	(d)	15,489
Property, plant, and equipment, net	1,014,390	133,879	-		372,497	(e)	1,520,766
Investments	114,493	354,653	-		(354,653)	(f)	114,493
Intangible assets, net	14,488	-	-		62,370	(g)	76,858
Goodwill	122,735	-	-		117,310	(h)	240,045
Other assets	234,401	8,755	-		12,384	(i)	255,540
Total assets	$3,553,946	$532,405	$632,325		$(428,419)		$4,290,257

Liabilities
Accounts payable and accrued liabilities	$148,367	$42,425	$-		$2,164	(j)	$192,956
Debt, net	2,127,086	-	632,325	(b)	-		2,759,411
Maintenance deposits	119,448	-	-		-		119,448
Security deposits	35,663	-	-		-		35,663
Operating lease liabilities	64,120	11,598	-		101	(k)	75,819
Pension and other postretirement benefits	-	-	-		37,543	(l)	37,543
Other liabilities	18,249	28,305	-		(15,283)	(m)	31,271
Total liabilities	$2,512,933	$82,328	$632,325		$24,525		$3,252,111

Equity
Common shares	$856	$-	$-		$-		$856
Preferred shares	133	-	-		-		133
Additional paid in capital	1,163,748	450,077	-		(450,077)	(n)	1,163,748
Accumulated deficit	(88,056)	-	-		(2,867)	(o)	(90,923)
Accumulated other comprehensive loss	(49,115)	-	-		-		(49,115)
Shareholders’ equity	1,027,566	450,077	-		(452,944)		1,024,699
Non-controlling interest in equity of consolidated subsidiaries	13,447	-	-		-		13,447
Total equity	1,041,013	450,077	-		(452,944)		1,038,146
Total liabilities and equity	$3,553,946	$532,405	$632,325		$(428,419)		$4,290,257

See accompanying notes to the “Unaudited Pro Forma Condensed Combined Financial Information”

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
UNUADITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(in thousands, except per share amounts)

	FTAI	Transtar, as Reclassified	Financing Adjustments (Note 4)	Notes	Acquisition Adjustments (Note 5)	Notes	Pro Forma Combined
Revenues
Equipment leasing revenues	$138,178	$-	$-		$-		$138,178
Infrastructure revenues	35,886	69,272	-		-		105,158
Total revenues	174,064	69,272	-		-		243,336
Expenses
Operating expenses	56,180	31,175	-		(650)	(p)	86,705
General and administrative	7,907	2,825	-		-		10,732
Acquisition and transaction expenses	6,042	-	-		191	(q)	6,233
Management fees and incentive allocation to affiliate	8,103	-	-		-		8,103
Depreciation and amortization	91,906	4,453	-		6,418	(r)	102,777
Asset impairment	2,189	-	-		-		2,189
Interest expense	70,494	76	30,289	(c)	(57)	(s)	100,802
Total expenses	242,821	38,529	30,289		5,902		317,541
Other (expense) income
Equity in losses of unconsolidated entities	(5,778)	-	-		-		(5,778)
Gain on sale of assets, net	4,798	356	-		-		5,154
Loss on extinguishment of debt	(3,254)	-	-		-		(3,254)
Interest income	739	4,143	-		(4,143)	(t)	739
Other (expense) income	(703)	803	-		-		100
Total other (expense) income	(4,198)	5,302	-		(4,143)		(3,039)
(Loss) income before income taxes	(72,955)	36,045	(30,289)		(10,045)		(77,244)
(Benefit from) provision for income taxes	(1,471)	9,132	(7,674)	(d)	(2,545)	(u)	(2,558)
Net (loss) income	(71,484)	26,913	(22,615)		(7,500)		(74,686)
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(11,586)	-	-		-		(11,586)
Less: Dividends on preferred shares	11,176	-	-		-		11,176
Net (loss) income attributable to shareholders	$(71,074)	$26,913	$(22,615)		$(7,500)		$(74,276)

Loss per share
Basic (v)	$(0.83)	$-					$(0.86)
Diluted (v)	$(0.83)	$-					$(0.86)
Weighted-average shares outstanding:
Basic	86,029,305	-					86,029,305
Diluted	86,029,305	-					86,029,305

See accompanying notes to the “Unaudited Pro Forma Condensed Combined Financial Information”

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
UNUADITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except per share amounts)

	FTAI	Transtar, as Reclassified	Financing Adjustments (Note 4)	Notes	Acquisition Adjustments (Note 5)	Notes	Pro Forma Combined
Revenues
Equipment leasing revenues	$297,934	$-	$-		$-		$297,934
Infrastructure revenues	68,562	115,182	-		-		183,744
Total revenues	366,496	115,182	-		-		481,678
Expenses
Operating expenses	109,512	52,907	-		(988)	(p)	161,431
General and administrative	18,159	5,985	-		-		24,144
Acquisition and transaction expenses	9,868	-	-		3,652	(q)	13,520
Management fees and incentive allocation to affiliate	18,519	-	-		-		18,519
Depreciation and amortization	172,400	9,357	-		12,558	(r)	194,315
Asset impairment	33,978	-	-		-		33,978
Interest expense	98,206	214	56,134	(c)	(164)	(s)	154,390
Total expenses	460,642	68,463	56,134		15,058		600,297
Other (expense) income
Equity in losses of unconsolidated entities	(5,039)	-	-		-		(5,039)
Loss on sale of assets, net	(308)	(36)	-		-		(344)
Loss on extinguishment of debt	(11,667)	-	-		-		(11,667)
Interest income	162	11,511	-		(11,511)	(t)	162
Other income	70	663	-		-		733
Total other (expense) income	(16,782)	12,138	-		(11,511)		(16,155)
(Loss) income before income taxes	(110,928)	58,857	(56,134)		(26,569)		(134,774)
(Benefit from) provision for income taxes	(5,905)	14,934	(14,243)	(d)	(6,940)	(u)	(12,154)
Net (loss) income from continuing operations	(105,023)	43,923	(41,891)		(19,629)		(122,620)
Net income from discontinued operations, net of taxes	1,331	-	-		-		1,331
Net (loss) income	(103,692)	43,923	(41,891)		(19,629)		(121,289)
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries:	(16,522)	-	-		-		(16,522)
Less: Dividends on preferred shares	17,869	-	-		-		17,869
Net (loss) income attributable to shareholders	$(105,039)	$43,923	$(41,891)		$(19,629)		$(122,636)

(Loss) earnings per share
Basic (v)
Continuing operations	$(1.24)	$-					$(1.44)
Discontinued operations	$0.02	$-					$0.02
Diluted (v)
Continuing operations	$(1.24)	$-					$(1.44)
Discontinued operations	$0.02	$-					$0.02
Weighted-average shares outstanding:
Basic	86,015,702	-					86,015,702
Diluted	86,015,702	-					86,015,702

See accompanying notes to the “Unaudited Pro Forma Condensed Combined Financial Information”

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Dollars in thousands, unless otherwise stated)

Note 1: Description of the Transaction and Basis of Pro Forma Presentation

On June 7, 2021, Percy Acquisition LLC (“Percy”), a subsidiary of FTAI, and United States Steel Corporation (“U.S. Steel”) entered into the Transtar Purchase Agreement, pursuant to which, among other things, Percy will purchase 100% of the equity interests of Transtar from U.S. Steel. The Transtar acquisition closed on July 28, 2021, following the receipt of regulatory approval, and Transtar became a wholly-owned subsidiary of FTAI. At closing, after customary working capital and other adjustments, as outlined in the Transtar Purchase Agreement, approximately $636,008 was paid in cash.

FTAI estimates the total purchase consideration to be approximately $636,008, as described in “—Note 3: Preliminary estimated purchase consideration and purchase price allocation,” below. FTAI has assumed, for the purposes of the unaudited pro forma condensed combined financial information, that it will pay $103 as part of the net working capital and indemnification adjustments. FTAI incurred Bridge Loans in an aggregate principal amount of $650,000 to fund the acquisition.

The unaudited pro forma condensed combined financial information has been prepared from the respective historical consolidated financial information of FTAI and Transtar, and reflects adjustments to the historical financial information in accordance with Article 11 using the acquisition method of accounting, as defined by ASC 805, and using the fair value concepts as defined in ASC 820. As a result, FTAI has recorded the business combination in its consolidated financial statements and applied the acquisition method to account for Transtar’s assets acquired and liabilities assumed as of July 28, 2021, the closing date of the acquisition. The acquisition method requires the recording of identifiable assets acquired and liabilities assumed at their fair values on the acquisition date, and the recording of goodwill for the excess of the purchase price over the aggregate fair value of the identifiable assets acquired and liabilities assumed.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what FTAI’s financial position or results of operations would have been had the Transactions been consummated on the date indicated, nor is it necessarily indicative of what the financial position or results of operations of FTAI will be in future periods.  The historical financial information has been adjusted to depict the accounting for the Transactions. Additionally, the unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits that may result from potential revenue enhancements, anticipated cost savings and expense efficiencies or other synergies that may be achieved in the acquisition or any strategies that management may consider in order to continue to efficiently manage FTAI’s operations.

To prepare the unaudited pro forma condensed combined financial information, FTAI adjusted Transtar’s assets and liabilities to their estimated fair values based on preliminary valuation procedures performed and a preliminary allocation of purchase price. As of the date of this filing, FTAI has not completed certain detailed valuation procedures necessary to finalize the fair values of Transtar’s assets acquired and liabilities assumed and the related purchase price allocation. The final valuation and related allocation of the purchase price is still being finalized and is expected to be completed when FTAI files its report on Form 10-Q for the quarter ended September 30, 2021, or no later than 12 months after the closing date. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments presented herein and may include (i) changes in fair values of Property, plant and equipment; (ii) changes in allocations to Intangible assets, such as above or below market leases, customer relationships, as well as goodwill; and, (iii) other changes to assets and liabilities. Furthermore, FTAI is still evaluating Transtar’s accounting policies in an effort to determine if differences in accounting policies require adjustment or reclassification of Transtar’s results of operations or reclassification of assets or liabilities to conform to FTAI’s accounting policies and classifications.  As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information, and accompanying notes thereto, should be read in conjunction with (i) FTAI’s audited consolidated financial statements and the related notes thereto for the year ended December 31, 2020, included in FTAI’s Annual Report on Form 10-K for the year ended December 31, 2020; (ii) FTAI’s unaudited consolidated financial statements and the related notes thereto as of and for the six months ended June 30, 2021, included in FTAI’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021; and (iii) Transtar’s audited consolidated financial statements and the related notes thereto, for the year ended December 31, 2020 and unaudited consolidated financial statements as of and for the six months ended June 30, 2021, filed herewith.

Note 2: Adjustments to Transtar historical financial statements

Intercompany eliminations

There are no significant intercompany balances or transactions that require elimination from the unaudited pro forma condensed combined financial information.

Presentation and reclassification adjustments

Certain presentation and reclassification adjustments have been made to the historical presentation of Transtar’s financial statements in order conform to the presentation of FTAI, by reclassifying:

•	Investment in affiliate to Investments;
•	Due from affiliates to Accounts receivable, net;
•	Finance leases included in Property and equipment, net to Finance leases, net;
•	Prepaids and other current assets to Other assets;
•	Payroll and benefits liabilities, Accrued taxes and other current liabilities, and Due to affiliates, to Accounts payable and accrued liabilities;
•	Finance lease liabilities, both current and noncurrent, and Deferred income tax liabilities to Other liabilities;
•	Member’s equity to Additional paid in capital;
•	Revenues from affiliates and Revenues from unrelated parties to Infrastructure revenues;
•	Cost of sales to Operating expenses;
•	Gain (loss) on sale of assets included in Other (expense) income to Gain (loss) on sale of assets, net; and
•	Interest income from affiliate to Interest income.

The following tables illustrate the impact of adjustments made to the historical Transtar financial statements to align to the presentation of FTAI as described above:

TRANSTAR
UNAUDITED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2021

	Transtar Before Reclassification	Reclassification Adjustments	Transtar, as Reclassified	FTAI Presentation
ASSETS
Current assets
Cash and cash equivalents	$433	$-	$433	Cash and cash equivalents
Investment in affiliate	354,653	-	354,653	Investments
Accounts receivable, net	9,202	11,491	20,693	Accounts receivable, net
Prepaids and other current assets	2,768	(2,768)	-	Other assets
Due from affiliates	11,491	(11,491)	-
Total current assets	378,547	-	378,547

Property and equipment, net	136,149	(2,270)	133,879	Property, plant and equipment, net
		2,270	2,270	Finance leases, net
Operating lease right of use assets	11,722	-	11,722	Operating lease right-of-use assets, net
Other assets	5,987	2,768	8,755	Other assets
Total assets	$532,405	$-	$532,405
LIABILITIES & MEMBER’S EQUITY
Current liabilities
Accounts payable	$33,437	$8,988	$42,425	Accounts payable and accrued liabilities
Payroll and benefits liabilities	6,236	(6,236)	-
Accrued taxes and other current liabilities	1,874	(1,874)	-
Operating lease liabilities	2,315	(2,315)	-
Finance lease liabilities	840	(840)	-
Due to affiliates	878	(878)	-
Total current liabilities	45,580	(3,155)	42,425
Non-current liabilities
Operating lease liabilities	9,283	2,315	11,598	Operating lease liabilities
Finance lease liabilities	1,425	(1,425)	-
Deferred income tax liabilities	15,320	(15,320)	-
Other liabilities	10,720	17,585	28,305	Other liabilities
Total non-current liabilities	36,748	3,155	39,903
Total liabilities	82,328	-	82,328
Member’s equity
Total member’s equity	450,077	-	450,077	Additional paid in capital
Total liabilities and member’s equity	$532,405	$-	$532,405

TRANSTAR
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021

	Transtar Before Reclassification	Reclassification Adjustments	Transtar, as Reclassified	FTAI Presentation
Revenues
Revenues from affiliates	$56,405	$(56,405)	$-
Revenues from unrelated parties	12,867	56,405	69,272	Infrastructure revenues
Total revenues	69,272	-	69,272	Total revenues
Operating expenses
Cost of sales	31,175	-	31,175	Operating expenses
Depreciation expense	4,453	-	4,453	Depreciation and amortization
Selling, general and administrative expenses	2,825	-	2,825	General and administrative
Total expenses	38,453	-	38,453
Operating income	30,819	-	30,819
	-	356	356	Gain (loss) on sale of assets, net
Other income, net	1,159	(356)	803	Other (expense) income
Interest income from affiliate	4,143	-	4,143	Interest income
Interest expense	(76)	-	(76)	Interest expense
Income before income taxes	36,045	-	36,045
Income tax expense	9,132	-	9,132	(Benefit from) provision for income taxes
Net income	$26,913	$-	$26,913

TRANSTAR
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020

	Transtar Before Reclassification	Reclassification Adjustments	Transtar, as Reclassified	FTAI Presentation
Revenues
Revenues from affiliates	$93,586	$(93,586)	$-
Revenues from unrelated parties	21,596	93,586	115,182	Infrastructure revenues
Total revenues	115,182	-	115,182	Total revenues
Operating expenses
Cost of sales	52,907	-	52,907	Operating expenses
Depreciation expense	9,357	-	9,357	Depreciation and amortization
Selling, general and administrative expenses	5,985	-	5,985	General and administrative
Total expenses	68,249	-	68,249
Operating income	46,933	-	46,933
	-	(36)	(36)	Gain (loss) on sale of assets, net
Other income, net	627	36	663	Other (expense) income
Interest income from affiliate	11,511	-	11,511	Interest income
Interest expense	(214)	-	(214)	Interest expense
Income before income taxes	58,857	-	58,857
Income tax expense	14,934	-	14,934	(Benefit from) provision for income taxes
Net income	$43,923	$-	$43,923

Note 3: Preliminary estimated purchase consideration and purchase price allocation

The following table summarizes the components of the preliminary estimated purchase consideration:

in thousands
(i) Cash consideration subject to adjustments set forth in Purchase Agreement	$636,008
Fair value of cash consideration	636,008
Total purchase consideration	$636,008

(i)	The cash consideration transferred is net of working capital adjustments, closing date indebtedness, certain agreed upon transaction expenses, and closing cash required.

The preliminary allocation of the estimated purchase price to the assets acquired and liabilities assumed as of the closing date of the Transtar acquisition includes estimated adjustments for the fair value of Transtar’s assets and liabilities. The final allocation will be determined once FTAI has determined the final purchase price and completed all detailed valuation analyses. The final allocation could differ materially from the preliminary allocation used in this unaudited condensed combined financial information and related pro forma adjustments. The following table summarizes the allocation of the preliminary estimated purchase price:

in thousands	As of June 30, 2021
Fair value of assets acquired:
Cash and cash equivalents	$366
Accounts receivable, net	20,677
Operating lease right-of-use assets, net	11,699
Finance leases, net	2,365
Property, plant and equipment, net	506,376
Intangible assets, net	62,370
Other assets	18,831
Amount attributable to assets acquired	$622,684

in thousands	As of June 30, 2021
Fair value of liabilities assumed:
Accounts payable and accrued liabilities	$41,722
Operating lease liabilities	11,699
Pension and other postretirement benefits	37,543
Other liabilities	13,022
Amount attributable to liabilities assumed	$103,986

Fair value of net assets acquired	$518,698
Goodwill	117,310
Total preliminary estimated purchase consideration	$636,008

Transtar’s preliminary identifiable intangible assets and their estimated useful lives consist of the following:

Identifiable intangible assets	Estimated useful life in years	Estimated fair value
Above/below market leases	2-7	$1,370
Favorable contracts	13-15	51,000
Customer relationships	13-15	10,000
		$62,370

Transtar’s preliminary property, plant and equipment and their estimated useful lives consist of the following:

Property, plant and equipment	Weighted average estimated useful life in years	Estimated fair value
Rail and railroad cars	1-40	$205,308
Bridges and Tunnels	15-55	176,310
Land	n/a	91,890
Buildings and Improvements	3-25	12,533
Locomotives	1-16	8,668
Other machinery and equipment	2-15	6,541
Leased vehicles	2-5	2,286
Construction in process	n/a	1,928
Communication equipment	2-22	711
Total property, plant and equipment		$506,376

The deferred tax assets included in Other assets above represent the deferred tax impact associated with the goodwill created from the preliminary purchase price allocation. FTAI has estimated that the fair value adjustment to increase Other assets on this basis would be $2,834. This assumes the estimated blended statutory tax rate of approximately 25.3% for the combined company.

The effective tax rate of the combined company could be significantly different (either higher or lower) depending on the post-acquisition activities and cash needs. The estimate is preliminary and subject to change based upon the final determination of fair value of the identifiable assets and liabilities.

Goodwill is calculated as the difference between the acquisition date fair value of consideration transferred and the values assigned to identified assets acquired and liabilities assumed. Goodwill recognized in the acquisition is not deductible for tax purposes.

Note 4: Pro forma financing adjustments

a)
Reflects the $632,325 cash proceeds received from Bridge Loans. This amount consists of proceeds from Bridge Loans of $650,000, net of closing issuance costs of $17,675. Additional issuance costs of $667 were previously included in the historical consolidated financial statements of FTAI.

b)
Reflects Bridge Loans in the amount of $650,000, net of closing issuance costs of $17,675, used primarily to finance the cash consideration transferred. Additional issuance costs of $667 were previously included in the historical consolidated financial statements of FTAI. The Bridge Loans represent short term financing arrangements which FTAI expects to replace with long-term financing at or before maturity.

c)
Reflects $24,175 and $43,906 of interest expense and $6,114 and $12,228 amortization of debt issuance costs for the six months ended June 30, 2021 and year ended December 31, 2020, respectively, associated with the Bridge Loans.

The Bridge Loans bear interest at the Adjusted Eurodollar Rate (determined in accordance with the Credit Agreement) plus  5.50%, 6%, 6.5% and 7% per annum for the first, second, third and fourth period of three months, respectively, commencing on the closing date of the Transtar acquisition, but excluding, the maturity date, July 27, 2022.

A one-eighth percent change in the assumed interest rate of the Bridge Loans would increase or decrease the interest expense by $403 and $813 for the six months ended June 30, 2021 and year ended December 31, 2020, respectively.

d)
The pro forma income tax adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and year ended December 31, 2020, reflect the income tax effects of the pro forma financing adjustments, which are estimated to produce a tax benefit of $7,674 and $14,243, after applying an effective tax rate of 25.3% and 25.4%, respectively. The effective blended tax rate of the combined company could be significantly different from what has been used in these unaudited pro forma condensed combined financial information for a variety of reasons, including post-acquisition activities.

Note 5: Pro forma acquisition accounting adjustments

Pursuant to the Transtar Purchase Agreement, the acquired interests also include various real estate assets, which are known as the “Zug Island Bridges” and “Gary Locomotive Shop”. These acquired interests are not included in the historical financial statements of Transtar, as they were historically owned by Transtar’s former parent, U.S. Steel. Additionally, the acquired interests exclude Warrior & Gulf Navigation, LLC (“WGN”), a subsidiary historically wholly-owned by Transtar prior to the Transtar acquisition. WGN is included in the historical consolidated financial statements of Transtar.

a)	Reflects the pro forma adjustments to Cash and cash equivalents which includes:

(i)	Cash paid at closing of $636,008 (See Note 3 above), which is subject to customary net working capital and indemnification adjustments;
(ii)	Cash paid at closing of $2,308 related to a prepaid representations and warranties insurance policy; and,
(iii)	Pro forma adjustment to eliminate WGN in the amount of $67.

b)	Reflects the pro forma adjustment to Accounts receivable, net to eliminate WGN in the amount of $16.

c)	Reflects the pro forma adjustments to Operating lease right-of-use assets, net which includes:

(i)	The remeasurement of operating lease right-of-use assets in the amount of $2,104 as a result of the Transtar acquisition; and,
(ii)
Represents the elimination of balances related to a lease of certain real estate assets in the amount of $2,127, located in Gary, Indiana. Pursuant to the Transtar Purchase Agreement, the building, which was previously leased to Transtar by U.S. Steel, was acquired by Transtar as part of the Transactions, and as such, is reflected in the pro forma adjustments to Property, plant and equipment, net.

d)	Reflects the remeasurement of finance lease right-of-use assets as a result of the acquisition.

e)	Reflects the pro forma adjustments to Property, plant and equipment, net which includes:

(i)	Pro forma adjustments of $355,173 to increase Transtar’s historical property, plant and equipment to its preliminary estimate of acquisition date fair value;
(ii)	Pursuant to the Transtar Purchase Agreement, the inclusion of the Gary Locomotive Shop, in the amount of $1,061;
(iii)	Pursuant to the Transtar Purchase Agreement, the inclusion of the Zug Island Bridges, in the amount of $17,741; and,
(iv)	Pro forma adjustment to eliminate WGN in the amount of $1,478.

f)
Reflects the elimination of certain cash pooling arrangements with an affiliate of Transtar’s former parent that, pursuant to the Transtar Purchase Agreement, were settled and the proceeds distributed by Transtar to U.S. Steel prior to closing.

g)	Reflects the preliminary estimate of fair value of identifiable intangible assets acquired.

h)	Reflects the pro forma adjustment for the goodwill arising from the acquisition.

i)	Reflects the pro forma adjustments to Other assets which includes:

(i)
Pursuant to the Transtar Purchase Agreement, the recognition of an indemnification asset, whereby FTAI is indemnified against losses relating to potential claims arising from asbestos exposure and certain environmental claims by U.S. Steel. This indemnification asset is recorded in an equal and offsetting amount to that of the related liability of $7,252;

(ii)
Pro forma deferred tax adjustment in the amount of $2,834, which is driven by excess tax goodwill over financial statement goodwill.  Pro forma financial statements contemplate FTAI electing, pursuant to IRC section 338(h)(10), to treat the acquisition as an asset acquisition for tax purposes, whereby the tax basis of the acquired assets and liabilities are stepped up to their acquisition date fair values. Transaction costs associated with the acquisition are treated as a current expense for financial statement purposes and capitalized into tax basis giving rise to additional tax basis in goodwill and an associated deferred tax asset;

(iii)	Recognition of a prepaid representations and warranties insurance policy in the amount of $2,308 paid at closing; and,

(iv)	Pro forma adjustment to eliminate WGN in the amount of $10.

j)	Reflects the pro forma adjustments to Accounts payable and accrued liabilities which includes:

(i)	An accrual of $2,867 for non-recurring transaction costs, incurred after and not yet recognized as of June 30, 2021; and,
(ii)	Pro forma adjustment to eliminate WGN in the amount of $703.

k)	Reflects the pro forma adjustments to Operating lease liabilities, which includes:

(i)	The remeasurement of operating lease liabilities in the amount of $2,069, as a result of the Transtar acquisition; and,
(iii)
Represents the elimination of balances related to a lease of certain real estate assets located in Gary, Indiana in the amount of $1,968. Pursuant to the Transtar Purchase Agreement, the building, which was previously leased to Transtar by U.S. Steel, was acquired by Transtar as part of the Transactions and there is no remaining obligation related to the terminated lease.

l)
Reflects the obligation, in the amount of $37,543, related to Transtar employees’ pension and other post-employment benefits that FTAI has agreed to provide in connection with the Transtar Purchase Agreement. These balances were not reflected in the Transtar historical financial statements as these employees were part of plans sponsored by Transtar’s former parent, U.S. Steel, and were not obligations of Transtar. No adjustment was required in the unaudited pro forma condensed combined statement of operations, however, as periodic benefit costs related to the pension and other post-employment benefits provided to Transtar employees by U.S. Steel were already reflected in the Transtar historical financial statements.

m)	Reflects the pro forma adjustments to Other liabilities which includes:

(i)	The remeasurement of finance lease liabilities in the amount of $100 as a result of the Transtar acquisition;
(ii)
The elimination of Transtar’s historical deferred tax liability in the amount of $15,320. Due to the Transactions, the tax basis of the acquired Transtar net assets now equals their book basis (with the exception of goodwill, where tax basis is in excess of the book basis), eliminating historic book-tax basis differences that gave rise to the deferred tax liability; and,

(iii)	Pro forma adjustment to eliminate WGN in the amount of $63.

n)	Reflects the elimination of Transtar’s historical Member’s equity.

o)	Reflects the impact of non-recurring transaction costs.

p)	Reflects the pro forma adjustments to Operating expenses which includes:

(i)	The remeasurement of operating lease rental expenses in the amounts of $(633) and $(1,124) for the six months ended June 30, 2021 and year ended December 31, 2020, respectively; and,
(ii)	Pro forma adjustment to eliminate WGN in the amounts of $(17) and $136 for the six months ended June 30, 2021 and year ended December 31, 2020, respectively.

q)
Reflects an adjustment to record recurring transaction-related costs, including $191 and $385 of amortization for the six months ended June 30, 2021 and year ended December 31, 2020, respectively, related to the prepaid representations and warranties insurance policy. Additionally, an adjustment was made to record $3,267 to the pro forma condensed combined statement of operations for the year ended December 31, 2020 of non-recurring transaction costs incurred after and not yet recognized as of June 30, 2021.

r)	Reflects the pro forma adjustments to Depreciation and amortization which includes:

(i)
An adjustment of $2,183 and $4,401 for the six months ended June 30, 2021 and year ended December 31, 2020, respectively, to record amortization expense related to identifiable intangible assets, based on the preliminary determination of their estimated fair values and remaining useful lives. A 10% change in the valuation of the acquired intangible assets would cause a corresponding increase or decrease to the annual amortization expense of $440;

(ii)
An adjustment of $4,242 and $8,023 for the six months ended June 30, 2021 and year ended December 31, 2020, respectively, to record incremental depreciation expense related to the property, plant and equipment acquired (including Zug Island Bridge and Gary Locomotive Shop), based on the preliminary determination of their estimated fair values and remaining useful lives. A 10% change in the valuation of the acquired property, plant and equipment would cause a corresponding increase or decrease to the annual depreciation expense of $1,687; and,

(iii)	The remeasurement of finance lease depreciation in the amounts of $(7) and $134 for the six months ended June 30, 2021 and year ended December 31, 2020, respectively.

s)	Reflects the pro forma adjustments to Interest expense which includes:

(i)	An adjustment of $(18) and $(19) for the six months ended June 30, 2021 and year ended December 31, 2020, respectively, related to the remeasurement of finance leases obligations; and,

(ii)	Pro forma adjustment to eliminate WGN in the amounts of $(39) and $(145) for the six months ended June 30, 2021 and year ended December 31, 2020, respectively.

t)
Reflects the elimination of interest income related to cash pooling arrangements with an affiliate of Transtar’s former parent that, pursuant to the Transtar Purchase Agreement, were excluded from the acquisition, in the amounts of $4,143 and $11,511 for the six months ended June 30, 2021 and year ended December 31, 2020, respectively.

u)	Reflects the pro forma income tax effects of the pro forma acquisition accounting adjustments, which include:

(i)
Adjustment to reflect a tax benefit of $2,545 and $6,741 for the six months ended June 30, 2021 and year ended December 31, 2020, respectively, after applying an effective tax rate of 25.3% and 25.4% for the six months ended June 30, 2021 and year ended December 31, 2020, respectively; and,

(ii)	Pro forma adjustment to eliminate WGN income tax expense in the amount of $199 from the pro forma condensed combined income statement for the year ended December 31, 2020.

The effective blended tax rate of the combined company could be significantly different from what has been used in these pro forma financial statements for a variety of reasons, including post-acquisition activities.

v)
Reflects amounts after pro forma financing and acquisition adjustments. Basic and diluted net earnings (loss) per share (“EPS”) are each calculated by dividing adjusted pro forma net earnings (loss) by the weighted average shares outstanding and diluted weighted average shares outstanding for the six months ended June 30, 2021 and year ended December 31, 2020.

in thousands	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Basic EPS
Combined pro forma net loss from continuing operations	$(74,686)	$(122,620)
Add: Loss attributable to non-controlling interests	(11,586)	(16,522)
Less: Preferred stock dividend	11,176	17,869
Combined pro forma net loss from continuing operations attributable to FTAI common shareholders	$(74,276)	$(123,967)
Combined pro forma net income from discontinued operations attributable to FTAI common shareholders	$-	$1,331

Weighted average common shares outstanding	86,029,305	86,015,702

Basic EPS from continuing operations	$(0.86)	$(1.44)
Basic EPS from discontinued operations	$-	$0.02

Weighted average diluted shares outstanding	86,029,305	86,015,702

Diluted EPS from continuing operations	$(0.86)	$(1.44)
Diluted EPS from discontinued operations	$-	$0.02